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                                                          EXHIBIT 4.05(d)




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                              GUARANTY OF PAYMENT



                            GENERAL HOST CORPORATION



                                       TO



                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA





                     PREMISES: 1700 EAST DUBLIN-GRANDVILLE,
                                 COLUMBUS, OHIO


                          DATED:  AS OF APRIL 22, 1996


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                        THIS INSTRUMENT WAS PREPARED BY:

                             MITCHELL FENTON, ESQ.
                               GRAHAM & JAMES LLP
                                885 THIRD AVENUE
                            NEW YORK, NEW YORK 10022





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                              GUARANTY OF PAYMENT

     THIS GUARANTY OF PAYMENT (this "Guaranty"), made as of the day of April 22, 1996 by GENERAL HOST CORPORATION, a New York corporation, having an office at Metro Center, One Station Place, P.O. Box 10045, Stamford, CT 06904 ("Guarantor") to and in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, whose address is One First Union Center TW-8, Charlotte, North Carolina 28288 ("Lender").

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution and delivery of this Guaranty, FRANK'S NURSERY AND CRAFTS, INC., a Michigan corporation and a wholly-owned subsidiary of Guarantor ("Borrower") has executed and delivered to Lender, among other things, its mortgage note in the principal amount of $ 741,000.00 (the "Note") in connection with a loan (the "Loan") made by Lender to Borrower, to be secured by, among other things, a certain mortgage and security agreement (the "Mortgage") dated as of even date herewith in the principal amount of the Loan, wherein Borrower is mortgagor and Lender is mortgagee (the Note, the Mortgage, that certain Hazardous Substances Indemnity Agreement dated as of even date herewith from Borrower and Guarantor in favor of Lender, and all other documents, instruments and agreements evidencing, securing or otherwise relating to the Loan are collectively, the "Loan Documents");

     WHEREAS, the Mortgage covers Borrower's entire fee estate in certain real property, together with the improvements now or hereafter erected thereon, as more fully described in the Mortgage and Exhibit A thereto (the "Property");

     WHEREAS, as a condition to making the Loan, Lender has required that Guarantor guaranty payment of the Loan.

     NOW, THEREFORE, in consideration of the Loan and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

SECTION 1.  TERMS OF GUARANTY

     (a) Guarantor absolutely and unconditionally guarantees to Lender the prompt payment of (i) all sums due under the Loan Documents (including any renewals, modifications, extensions or changes thereto), and (ii) all transfer taxes incurred upon a foreclosure sale, or the delivery of a deed in lieu of foreclosure, of all or any portion of the Property. In addition, Guarantor acknowledges and agrees that the guarantee set forth in this Section 1(a) shall remain in full force and effect until such time as the Loan, including all accrued and unpaid interest thereon, has been paid in full, notwithstanding the acceleration or maturity of the Loan.





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     (b)  It is expressly understood and agreed that this Guaranty is a continuing guarantee and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of any of the Loan Documents. Guarantor, by its execution hereof, acknowledges receipt of true copies of all of the Loan Documents.

     (c) The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the occurrence from time to time of any of the following with respect to the Loan Documents or this Guaranty, or with respect to the Property, even though notice may not have been given to, or received from, or the further consent of Guarantor thereto may not have been obtained, and, to the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:

          (i) Any right to require Lender to proceed against any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceeding against Guarantor hereunder;

          (ii) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

          (iii) Demand, notice of demand, presentment for payment, notice of acceptance of this Guaranty, notice of default or nonpayment, protest, notice of protest, notice of dishonor and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lender, any endorser or creditor of either Indemnitor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

          (iv) Any defense based upon an election of remedies by Lender;

          (v) Any right or claim of right to cause a marshalling of the assets of Guarantor;

          (vi) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

          (vii) Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;


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          (viii)   Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

          (ix) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

          (x) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

          (xi) Any assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Guarantor or the collateral for the Loan;

          (xii) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

          (xiii) The waiver by Lender of the performance or observance by Borrower of any agreement, covenant, term or condition to be performed or observed by it;

          (xiv) The extension of the time for the payment of any sums owing or payable under the Loan Documents or the time for the performance of any other obligation under or arising out of or on account of the Loan Documents;

          (xv) The occurrence of the Maturity Date (as defined in the Note);

          (xvi) The supplementing, modification or amendment (whether material or otherwise) of any of the Loan Documents or any of the obligations of Borrower set forth in the Loan Documents;

          (xvii) Any failure, omission, delay or lack on the part of Lender or any other person to enforce, assert or exercise any right, power or remedy conferred on such person in or by virtue of any of the Loan Documents, or any action on Lender's or such person's part granting indulgence or extension in any form;

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          (xviii) The release of any security under the Mortgage or the release, modification, waiver or failure to enforce any other guaranty, pledge or security device whatsoever;

          (xix) The sale, transfer or conveyance of the Property or any interest therein to any party, whether now or hereafter having or acquiring an interest in the Property;

          (xx) The conveyance to Lender of the Property by a deed in lieu of foreclosure; or

          (xxi) The release of Borrower from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law.

     (d) In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all such sums owed to Lender have been paid. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation, contribution or reimbursement in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to the Property, notwithstanding any payments made by Guarantor under this Guaranty, all such rights of subrogation, contribution, reimbursement and participation being hereby expressly waived and released.

SECTION 2.  COVENANTS, WARRANTIES AND REPRESENTATIONS

     (a) Guarantor hereby represents and warrants to, and covenants and agrees with, Lender as follows, knowing that Lender is relying hereon in entering into the Loan and accepting the Loan Documents:

          (i) There is no action or proceeding pending or, to the best knowledge of Guarantor, threatened against Guarantor before any court or administrative agency and no event has occurred that might result in any material adverse change in the business or condition of Guarantor or in the property of Guarantor from the condition of Guarantor as set forth in the most recent financial statements of Guarantor furnished to and approved by Lender.

          (ii) Guarantor has filed all Federal and State income tax returns that are required to be filed, and has paid all taxes as shown on such returns to the extent that such taxes have become due.


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          (iii) Guarantor is not individually or jointly party to any contract or agreement that materially and adversely affects its business, property, assets or financial condition. To the best knowledge of Guarantor, neither the execution and delivery of this Guaranty nor the fulfillment of and compliance with the terms and provisions hereof will conflict with, or result in a breach of, any of the terms, conditions or provisions of any other agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, nor shall the foregoing constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor.

          (iv) Guarantor shall deliver to Lender a copy of any notice of a default by Guarantor in connection with any loan (other than the Loan) either to Guarantor or guaranteed by Guarantor, within three (3) business days after receipt thereof by Guarantor.

     (b) Any representation, warranty, covenant, agreement, indemnity and/or undertaking made in this Guaranty or made in any of the other Loan Documents or in any certificate or other writing delivered in connection with the Loan shall be deemed to have been relied upon by Lender (and any assignee or transferee of Lender).

SECTION 3. REINSTATEMENT OF OBLIGATIONS If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

SECTION 4.  EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing, then an "Event of Default" under this Guaranty shall have occurred and Lender may, at its option, declare all sums guaranteed hereunder to be and become forthwith due and payable, under the terms of and with the effect provided in this Guaranty, regardless of whether (i) a default by Borrower shall have occurred under any of the Loan Documents or (ii) Lender shall have exercised any of its rights or remedies under any of the Loan Documents:

     (a) If any representation or warranty made by Guarantor herein or in any writing furnished in connection with or pursuant to this Guaranty shall be false in any material respect on the date as of which made; or


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     (b)  If Guarantor defaults in the performance or observance of any agreement, covenant, term or condition contained in this Guaranty; or

     (c) In connection with any loan (other than the Loan) either to Guarantor or guaranteed by Guarantor, if there is a default beyond any applicable notice and/or cure period in any financial covenant made by Guarantor.

     (d) If Guarantor becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Guarantor for a substantial part of the assets of Guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

     (e) If a petition is filed or any case, proceeding or other action is commenced against Guarantor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Guarantor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Guarantor, a receiver, trustee, custodian or similar officer for Guarantor, or for any substantial part of any of the properties of Guarantor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced; or

     (f) If any material adverse change shall occur in the financial condition of Guarantor from the condition set forth in the most recent financial statements of Guarantor heretofore delivered to and approved by Lender.

SECTION 5.  DELIVERY OF FINANCIAL STATEMENTS    Guarantor hereby agrees, as a
material inducement to Lender to make the Loan to Borrower, to furnish to Lender promptly upon demand by Lender current and dated financial statements, certified by or on behalf of Guarantor, detailing the assets and liabilities of Guarantor, in form and substance acceptable to Lender. Guarantor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data that have heretofore been given or may hereafter be given to Lender with respect to Guarantor

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did or will at the time of such delivery fairly and accurately present the financial condition of Guarantor.

SECTION 6.  MISCELLANEOUS

     (a) Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Guarantor and not restricted by any limitation on personal liability.

     (b) No Subrogation; No Recourse Against Lender. Notwithstanding the satisfaction by Guarantor of any liability hereunder, Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy that Lender may have against Borrower and any right to participate in any collateral for the Loan. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan. Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

     (c) Rights Cumulative; Payments. Lender's rights under this Agreement shall be in addition to all rights of Lender under the Note, the Mortgage and the other Loan Documents.

     (d) Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

     (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF


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ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH
CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.

     (f) Binding Effect; Waiver of Acceptance. This Agreement shall bind Guarantor and the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Guarantor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Guarantor.

     (g) Notice. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     (h)   No Waiver; Time of Essence; Business Days.    The failure of Lender
to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against Lender nor excuse Guarantor from its obligations hereunder. Any waiver of such right or remedy must be in writing and signed by Lender. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day


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on which banking institutions in New York, New York are authorized by law to be closed.

     (i) Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

     (j) Attorneys' Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Guarantor agrees to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender as a result thereof.

     (k) Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Guarantor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

     (l) Reliance. Lender would not make the Loan to Borrower without this Agreement. Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into that would not be made or entered into but for such reliance.

     (m)   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (1) GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY AND STATE, IN WHICH THE PROPERTY IS LOCATED, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT SHALL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). GUARANTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 6(g) HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND

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EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR
EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

          (2) GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR GUARANTOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR GUARANTOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     (n) Waiver by Guarantor. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek a supplemental stay or otherwise seek, pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Agreement or otherwise.

     (o) Guarantor hereby agrees and acknowledges that this Guaranty is an instrument for the payment of money.


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     IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the day and year first written above.


                                          GUARANTOR:

                                          GENERAL HOST CORPORATION,
                                          a New York corporation


                                          By: Robert M. Lovejoy, Jr.
                                              ----------------------------
                                              Name:  Robert M. Lovejoy, Jr.
                                              Title: Vice President & Treasurer






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